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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Level 8 Systems, Inc. of our report dated January 31, 1997, except for Note 3, as to which the date is April 6, 1998, relating to the financial statements of Level 8 Systems, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Changes in and Disagreements With Accountants" and "Experts" in such Registration Statement.


/s/ Lurie, Besikof, Lapidus & Co., LLP


Minneapolis, Minnesota
November 19, 1999